UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2017

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas		66612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(785) 575-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

WESTAR ENERGY, INC.

Item 5.07. Submission of Matters to a Vote of Security Holders

On November 21, 2017, Westar Energy, Inc. (“Westar Energy”) held a special meeting of shareholders in Topeka, Kansas. Results for items presented for voting are listed below.

Item 1 on the Proxy Card. Shareholders approved the adoption of the Amended and Restated Agreement and Plan of Merger, dated July 9, 2017, by and among Westar Energy, Great Plains Energy Incorporated (“Great Plains Energy”) and certain other parties thereto.

Number of Votes
For	Against	Abstain	Broker Non-Votes
105,089,765	2,153,530	1,075,452	−

Item 2 on the Proxy Card. Shareholders approved the non-binding advisory vote on merger-related compensation arrangements for named executive officers of Westar Energy:

Number of Votes
For	Against	Abstain	Broker Non-Votes
57,589,556	49,185,458	1,543,734	−

Item 3 on the Proxy Card. Approval of a motion to adjourn the special meeting was not necessary because Item 1 was approved.

Item 8.01. Other Events

On November 21, 2017, Westar Energy and Great Plains Energy issued a joint press release announcing that the shareholders of Westar Energy and Great Plains Energy had approved their respective merger-related proposals. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1Joint press release of Westar Energy, Inc. and Great Plains Energy Incorporated, dated November 21, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date:	November 21, 2017	By:	/s/ Jeffrey C. DeBruin
		Name:	Jeffrey C. DeBruin
		Title:	Director, Law and Assistant Corporate Secretary